UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2015, the Company issued a press release announcing the appointment of Laura A. Murphy as Senior Vice President and Chief Financial Officer effective August 10, 2015.

Ms. Murphy, age 50, previously served as Vice President Finance – Healthcare Compliance Solutions of Stericycle, Inc. from May 2013 to February 2015, as Vice President, International & Corporate Finance from May 2011 to April 2013 and as Vice President, Corporate Finance from May 2009 to April 2011. Prior to Stericycle, Ms. Murphy was Vice President and CFO of Philips N.A. Lighting Electronics, a division of Philips Electronics, BV from March 2008 to April 2009 following a long tenure through a number of advancing finance positions at Ford Motor Company from 1993 to March 2008. Ms. Murphy has over 20 years of financial officer/controller experience.

On July 29, 2015, FARO Technologies, Inc. (the “Company”), entered into an employment agreement (the “Agreement”) with Ms. Murphy. Under the Agreement, Ms. Murphy will receive a base salary at the rate of $335,000 per year and is eligible to participate in the Company’s bonus and equity award program, with a target award value of 40% and 100%, respectively, reflected as a percentage of her base salary. Pursuant to the Agreement, in the event Ms. Murphy’s employment is terminated by the Company other than for “cause” or disability or by Ms. Murphy for “good reason” (as such terms are defined in the Agreement), Ms. Murphy will be entitled to receive severance equal to her annual base salary, payable in approximately equal installments over a 12-month period (provided that she has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions), and any outstanding and unvested stock options and restricted stock units will become fully vested as of the date of termination. In addition, by virtue of her appointment as an executive officer, Ms. Murphy will be covered by the Company’s Amended and Restated Change in Control Severance Policy, which policy is described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 10, 2015. Ms. Murphy is subject to non-competition restrictions during the term of the Agreement and confidentiality obligations that survive the employment relationship.

In connection with her commencement of employment, Ms. Murphy will receive one-time equity grant of time-vesting non-qualified stock options with an aggregate fair market value (determining using the Black-Scholes option valuation method) equal to her base salary. The date of grant will be August 10, 2015 and the exercise price (and number of shares underlying the grant) will be determined by the NASDAQ closing price on the date of grant. The options will vest in three equal annual installments beginning on the first anniversary of the date of grant.

The above description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, which is filed with this report as Exhibit 10.1, and is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between FARO Technologies, Inc. and Laura Murphy, dated as of July 29, 2015

99.1	Press release dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 31, 2015	/s/ Jody S. Gale
	By:	Jody Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between FARO Technologies, Inc. and Laura Murphy, dated as of July 29, 2015

99.1	Press release dated July 29, 2015